UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 5, 2010

PIMI AGRO CLEANTECH, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-158986	26-4684680
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

269 South Beverly Drive, Suite 1091
Beverly Hills, California 90212
 (Address of principal executive offices) (zip code)

(310) 203-8278
 (Registrant's telephone number, including area code)

Copies to:
Marc J. Ross, Esq.
Jonathan R. Shechter, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Fl.
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES

As previously disclosed on Form 10-Q for the period ended September 30, 2009 (“Form 10-Q”), on November 15, 2009 Pimi Agro Cleantech, Inc. (the “Company”) issued 37,037 shares of Commons stock $0.01 par value to Solomon Capital 401K Trust (“Solomon Capital”), pursuant to a Stock Purchase Agreement dated November 12, 2009.  Such shares were issued in consideration for payment of $50,000 by Solomon Capital. Mr. Solomon Sharbat is the owner of Solomon Capital 401K Trust.

Following the Company’s receipt of a check for $50,000 on November 12, 2009 the shares were allocated to Solomon Capital. However, it came to the Company’s attention that the check bounced due to insufficient funds in Solomon Capital's bank account.

Following communications with Mr. Sharbat regarding the bounced check, a sum of $24,000 was paid by Solomon Capital to the Company, with assurances by Mr. Sharbat that the balance of the investment will be paid. However, to date no additional sums were paid by Solomon Capital.

The Company is currently attempting to understand from Mr. Sharbat whether such sums will be paid, or whether the Company will need to undertake measures to cancel the Shares previously issued to Mr. Sharbat.

ITEM 8.01	OTHER EVENTS

See Item 3.02.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS
(a)	Financial statements.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Exhibits.

Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 7, 2010

PIMI AGRO CLEANTECH, INC.

By:	/s/ Youval Saly
Name: Youval Saly Title: Chief Executive Officer